UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2007

BODISEN BIOTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32616	98-0381367
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2001, FanMei Building
No. 1 Naguan Zhengjie
X’ian, Shaanxi 710068
People’s Republic of China

(Address of Principal Executive Offices)

86-29-87895373

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On June 4, 2007, Yiliang Lai resigned as Chief Financial Officer of Bodisen Biotech, Inc. (the “Company”).

(c)

On June 4, 2007, the Board of Directors appointed Junyan Tong, age 36, to serve as the Company’s Chief Financial Officer, effective immediately.

Ms. Tong has served as the Company’s Assistant Chief Financial Officer since 2005. From 1998-2002, Ms. Tong was Chief Financial Officer of Shenzhen Rongxun Industry Co., Ltd, a fitness equipment manufacturing company, where she was in charge of banking, tax matters, foreign currency issues, general ledgers, budgeting and financial analysis. From 1995-1998, Ms. Tong served as Financial Manager of Guangdong Zhongyunhui Electric Co., Ltd., a telecommunications company. There, Ms. Tong was responsible for cost control, budgeting and foreign currency issues. From 1991-1995, Ms. Tong was Accounting Manager at Guangdong Dongguan Anbao Industry Co., Ltd., a China-based electronics appliance company. As Accounting Manager, Ms. Tong handled financial statements, general ledger and cost control matters. Ms. Tong holds a degree in financial management from Harbin Economic Management Institute.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BODISEN BIOTECH, INC. (Registrant)

Date: June 8, 2007	/s/ Bo Chen
Bo Chen Chairman, Chief Executive Officer and President